                                                                  Exhibit 99.(j)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A of Stonebridge Funds Trust and to the use of our report dated November 23, 2004 on the financial statements and financial highlights of Stonebridge Growth Fund and Stonebridge Aggressive Growth Fund, each a series of shares of Stonebridge Funds Trust. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                                  /s/TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 23, 2005